SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ X]	Soliciting Material under Rule 14a-12

Federated Premier Municipal Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X ] No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

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[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Federated Premier Municipal Income Fund (FMN)

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning important proposals regarding your fund, which will be considered at an annual meeting of shareholders on September 13, 2019 at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. This letter was sent to you because you held shares in the fund on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

4.	SPEAK WITH A PROXY SPECIALIST

Call 1-866-209-6995 with any questions. Specialists can assist with voting. Available Mon-Fri from
9 a.m. – 6 p.m. ET and Sat from 10 a.m. – 6 p.m. ET.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

NCU Proxy Rebuttals

SH states ……	Response
Why are you calling me?	< Fund Family Name > has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back. <The Fund / The Company > would like to hear from all shareholders on this matter and we are calling to offer you the convenience of voting over the phone. Would you like to vote along with the Board’s recommendations?
I’m not interested / I don’t want to vote / I don’t have enough shares.	Every vote is important and helps bring the Fund a step closer to holding the meeting. If not enough votes are received, the shareholder meeting may have to be adjourned. Would you like to vote along with the Board’s recommendations?
I don’t know how to vote.	Management is recommending shareholders vote < Vote Recommended >. I’d be happy to go over the proposals and answer any questions you may have.
My spouse takes care of this.

I understand. Are you authorizing your < husband / wife / spouse > to vote on your behalf?

(If yes): Are they available to speak with me?

(If spouse is unavailable): Your vote is very important to the fund, as your wife/husband is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time.

(If spouse is not authorized): Your vote is very important to the fund. As I am only able to take a vote from an authorized party, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time.

My broker takes care of this.	I understand that your Broker may help you choose your investments, however certain proposal(s) for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposal(s) quickly for you now if you wish.
I don’t have time right now.	I understand, however your vote is very important and voting now will only take a brief moment of your time. Management would like to hear from all shareholders on this matter and they have asked us to call to offer you the convenience of voting over the phone. Would you like to vote along with the Board’s recommendations?
I’ll vote later / I’ll vote via mail, online, etc.	I understand. The Fund has asked us to call to offer you the convenience of voting over the phone which makes the voting process much easier and faster. I would be happy to record your vote for you now and send you a printed confirmation that your vote has been recorded. Would you like to vote along with the Board’s recommendations?
I sold my shares / I no longer own those shares.	I understand. However you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you like to vote along with the Board’s recommendations?
I’ve never received a call like this before.	This has become a standard in the industry and < if applicable > the proxy statement mentions that if your vote is not received you may receive a call offering you the convenience of voting by telephone. The Board is recommending shareholders vote < Vote Recommended >. Would you like to vote along with the Board’s recommendations?
Is there strong opposition to the Board’s recommendation?	I do not have that information. We are just calling because not enough votes have been received to hold the meeting so we are calling to offer the convenience of voting over the phone. Would you like to vote along with the Board’s recommendations?
How many votes do you still need?	I do not have that information. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would like to vote along with the recommendations of your Board?
I don't accept these types of calls / Do Not Call Me / Add Me to Your DNC List.	I understand how you feel about unwanted calls and will add you to our internal Do Not Call list. However, I did want to let you know that this call is regarding your current investment in < Fund Family > and we are simply calling to advise you of the shareholder meeting and are asking if you would like to register your vote.
I already voted.

NO votes recorded in Proxy:

Thank you for voting. Our records indicate that your vote has not yet been updated in our system. I can record your vote for you now and send you a printed confirmation that your vote has been recorded. How would you like me to record your vote?

SOME BUT NOT ALL investments are voted:

- Ask for the vote on the investments that are NOT voted using the call flow.

- Disposition the investments that are not voted as appropriate to the call.

- Do NOT disposition the investments that are already voted.

Federated Muni (30764)	Inbound #:1-866-209-6995
Federated Premier Municipal Income Fund (FMN)

Meeting Date:	Friday, September 13th, 2019 @ 10:00 A.M. (Eastern)

Meeting Place:	4000 Ericsson Drive
Warrendale, Pennsylvania 15086-7561

Record Date:	June 28th, 2019

Mail Date:	On or about July 30th, 2019

LED Display:  "Federated Muni" / Proxy01 Database Name: "50 Federated Premier Municipal Income Fund 9.13.19”

Link to Proxy Statement: http://www.federatedinvestors.com/fii/daf/pdf/regulatory/proxy/35225.pdf

Agent Note: Our name is printed in the Proxy Statement, however our number is not

Briefly

………………..

At this Annual Meeting you are being asked to vote on two proposals:

1)     To elect two Trustees,

3)     To approve an amendment to the Fund’s Amended and Restated Declaration of Trust.

The Board of Trustees recommends a “FOR” vote on all proposals.

Would you like to vote along with the recommendations of the Board?

Q. Who is paying the cost of solicitation?

The cost of the solicitation, including the printing and mailing of proxy materials, will be borne by the Fund. You can help the fund avoid the necessity and expense of sending follow-up letters to ensure a quorum by voting today.

Q. Does my vote even matter?

Yes. Voting only takes a few minutes and your participation is important. Act now to help avoid additional expense.

PROPOSAL 1: Elect Trustees

Q1. What am I being asked to vote on?

You are being asked to consider the election of two Class I Trustees of the Fund to serve for an approximately three-year term until the 2022 annual meeting and until their successors shall be duly elected and shall qualify.

Q2. Who are the nominees?

INDEPENDENT TRUSTEES (AGE)	POSTION	BEGAN SERVING	EXPIRATION OF TERM IF ELECTED
Maureen Lally-Green (70)	Trustee	August 2009	2022 Annual Meeting
Thomas M. O’Neill (68)	Trustee	October 2006	2022 Annual Meeting

Agent Note: Biographical information about the trustees begins on page 5 of the Proxy Statement.

The Board recommends a vote “FOR” this Proposal.

PROPOSAL 3: Amendment to the Declaration of Trust

Q1. What am I being asked to vote on and why?

You are being asked to consider the approval of an amendment to the indemnification provisions of the Fund’s Amended and Restated Declaration of Trust.

The Declaration of Trust provides that any amendment to the indemnification provisions contained therein will require Board and Shareholder approval.

Q2. What amendments are being proposed?

Currently, the Fund’s Declaration of Trust generally provides for indemnification of Fund Trustees and officers only with respect to any judgments entered against such person in connection with any action arising by virtue of such person being or having been a Trustee or officer of the Fund.

The proposed amendment would modify these indemnification provisions to indemnify any Fund Trustee or officer for liabilities and expenses, including credit monitoring and legal fees, incurred as a result of the provision of personally identifiable information, including social security number or passport information, to a regulator or third-party to satisfy any anti-money laundering, know-your-customer, or other regulatory or account set-up requirements.

Q3. Why are these amendments being proposed?

In recent years, an increasing number of regulators and counterparties, including offshore regulators, have begun requesting Personally Identifiable Information in connection with anti-money laundering, know-your-customer and other identification-related purposes. In connection with the increasing frequency of such requests from regulators and counterparties, the Board approved an amendment to the indemnification provisions of the Fund’s Declaration of Trust, to provide indemnification for actual costs or damages incurred should Personally Identifiable Information be compromised in connection with these requests.

Specifically, the Amendment would indemnify Fund Trustees and officers for any liabilities or expenses, including amounts paid for fraudulent transactions, credit repair or monitoring services, and legal fees, incurred as a result of the provision of Personally Identifiable Information to a regulator or third-party to satisfy any anti-money laundering, know-your-customer, or other regulatory or account set-up requirements.

The Board recommends a vote “FOR” this Proposal.